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                                                                    EXHIBIT 10.2

                       1988 NONQUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                                       OF
                             NOBLE AFFILIATES, INC.

              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 29, 2002)

                                    RECITALS

     A. Effective as of July 26, 1988 (the "Effective Date"), the board of directors (the "Board of Directors") of Noble Affiliates, Inc., a Delaware corporation (the "Company"), hereby adopts this 1988 Nonqualified Stock Option Plan for Non-Employee Directors (the "Plan").

     B. The purposes of the Plan are to provide to each of the directors of the Company who is not also either an employee or an officer of the Company added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such directors options (the "Options", or individually, the "Option") to purchase shares of the Company's common stock, $3.33-1/3 par value (the "Common Stock"), subject to the terms and conditions described below.

                                    ARTICLE I

                                     GENERAL

     1.01 DEFINITIONS. For purposes of this Plan and as used herein, "non-employee director" shall mean an individual who (a) is now, or hereafter becomes, a member of the Board of Directors by virtue of an election by the shareholders of the Company, (b) is neither an employee nor an officer of the Company and (c) has not elected to decline to participate in the Plan pursuant to the next succeeding sentence. A director otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Company within 30 days after his initial election to the Board of Directors or, in the case of the directors in office on the Effective Date, prior to shareholder approval of the Plan, to decline to participate in the Plan. For purposes of this Plan, "employee" shall mean an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and "officer" shall mean an individual elected or appointed by the Board of Directors or chosen in such other manner as may be prescribed in the By-laws of the Company to serve as such, except that for the purposes of this Plan, the Chairman of the Board will not be deemed to be an officer of the Company.

     For purposes of this Plan, and as used herein, the "fair market value" of a share of Common Stock is the closing sales price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of the Common Stock on the New York Stock Exchange.

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     1.02 OPTIONS. The Options granted hereunder shall be options that are not qualified under Section 422A of the Code.

                                   ARTICLE II

                                 ADMINISTRATION

     The Plan shall be administered by the Board of Directors. The Board of Directors shall have no authority, discretion or power to select the participants who will receive Options, to set the number of shares to be covered by each Option, or to set the exercise price or the period within which the Options may be exercised, or to alter any other terms or conditions specified herein, except in the sense of administering the Plan subject to the express provisions of the Plan and except in accordance with Sections 3.02(a) and 6.02 hereof. Subject to the foregoing limitations, the Board of Directors shall have authority and power to adopt such rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan. The decisions of the Board of Directors relating to the Plan shall be final and binding upon the Company, the Holders, as defined hereinafter, and all other persons. No member of the Board of Directors shall incur any liability by reason of any action or determination made in good faith with respect to the Plan or any stock option agreement entered into pursuant to the Plan.

                                   ARTICLE III

                                     OPTIONS

     3.01 PARTICIPATION. Each non-employee director shall be granted Options to purchase Common Stock under the Plan on the terms and conditions herein described.

     3.02 STOCK OPTION AGREEMENTS. Each Option granted under the Plan shall be evidenced by a written stock option agreement, which agreement shall be entered into by the Company and the non-employee director to whom the Option is granted (the "Holder"), and which agreement shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions not inconsistent therewith or with the terms and conditions of this Plan as the Board of Directors considers appropriate in each case:

          (a) OPTION GRANT DATE. Options shall be granted initially as of the Effective Date to each non-employee director serving the Company as a director on such date. Thereafter, on each July 1 during the term of the Plan until and including July 1, 2001, Options shall be granted automatically to the incumbent non-employee directors serving the Company as directors on such date. Beginning on February 1, 2002, Options shall be granted to incumbent non-employee directors each year on February 1 during the term of the Plan. Options shall be granted to new non-employee directors at the time of their election or appointment. The date of grant of an Option pursuant to the Plan shall be referred to hereinafter as the "Grant Date" of such Option. Notwithstanding anything herein to the contrary, the Board of Directors may revoke, on or prior to July 1, 2001 or on or prior to each

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     subsequent February 1, the next automatic grant of Options otherwise provided for by the Plan if no options have been granted to employees since the preceding Grant Date under the Company's 1982 Stock Option Plan or any other employee stock option plan that the Company might adopt hereafter.

          (b) NUMBER. Each non-employee director serving the Company as a director on the Effective Date shall be granted, as of such date, an Option to purchase a number of shares of Common Stock equal to the product obtained by multiplying (i) the number of completed years such director has served the Company as a director by (ii) 500. Thereafter, as of each subsequent Grant Date prior to July 1, 2001, each then current non-employee director shall be granted an Option to purchase the number of shares of Common Stock equal to the nearest number of whole shares determined in accordance with the following formula, subject to adjustment in accordance with Section 5.02 hereof:

              30,000                        =        Number of Shares of
          --------------                             Common Stock
     Number of Non-Employee Directors

     "Number of Non-Employee Directors" shall mean the number of non-employee directors serving the Company as a director on such Grant Date. The formula set forth above will not be affected by any decision of the Board of Directors to revoke an automatic grant.

          If, on any July 1 during the term of the Plan prior to July 1, 2001, fewer than 30,000 shares of Common Stock (subject to adjustment in accordance with Section 5.02 hereof) remain available for grant on such date, such smaller number will be substituted for 30,000 as the numerator in the formula described above to determine the number of shares of Common Stock to be subject to each Option to be granted to each non-employee director on such date.

          Beginning on July 1, 2001 and on each Grant Date thereafter, each new non-employee director shall be granted an Option to purchase 10,000 shares of Common Stock, upon election to the Board of Directors as a director, for his or her first year of service as a director. On each subsequent Grant Date, each then current incumbent non-employee director who has completed his or her first year of service as a director shall be granted an Option to purchase 5,000 shares of Common Stock.

          (c) PRICE. The price at which each share of Common Stock covered by an Option may be purchased pursuant to this Plan shall be the fair market value of the shares on the Grant Date of such Option.

          (d) OPTION PERIOD. Each Option shall be exercisable from time to time over a period (the "Option Period") commencing one year from the Grant Date of such Option and ending upon the expiration of ten years from the Grant Date, unless terminated sooner pursuant to the provisions described in
     Section 3.02(e) below; provided, however, that any Option granted pursuant to the Plan shall become exercisable in full upon the mandatory retirement of the Holder as a regular director because of age in accordance with
     Article III of the By-laws of the Company.

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          (e)  TERMINATION OF SERVICE, DEATH, ETC. Each stock option agreement shall provide as follows with respect to the exercise of the Option granted thereby in the event that the Holder ceases to be a non-employee director for the reasons described in this Section 3.02(e):

               (i) If the Holder ceases to be a director of the Company on account of such Holder's (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, then the Option shall automatically terminate and be of no further force or effect as of the date the Holder's directorship terminated;

               (ii) If the Holder shall die during the Option Period while a director of the Company (or during the additional five-year period provided by paragraph (iii) of this Section 3.02(e)), the Option may be exercised, to the extent that the Holder was entitled to exercise it at the date of Holder's death, within five years after such death (if otherwise within the Option Period), but not thereafter, by the executor or administrator of the estate of the Holder, or by the person or persons who shall have acquired the Option directly from the Holder by bequest or inheritance or permitted transfer; or

               (iii) If the directorship of a Holder is terminated for any reason (other than the circumstances specified in paragraphs (i) and (ii) of this Section 3.02(e)) within the Option Period, the Option may be exercised, to the extent the Holder was able to do so at the date of termination of the directorship, within five years after such termination (if otherwise within the Option Period), but not thereafter.

          (f) TRANSFERABILITY. Except as provided in this subsection (f), no Option granted under the Plan shall be (i) transferable otherwise than by will or the laws of descent and distribution, or (ii) exercisable during the lifetime of the Holder by anyone other than the Holder. An Option granted under the Plan to a Holder may be transferred by such Holder to a permitted transferee (as defined below), provided that (i) there is no consideration for such transfer (other than receipt by the Holder of interests in an entity that is a permitted transferee); (ii) the Holder (or such Holder's estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Option; (iii) the Holder shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the permitted transferee and the relationship of the permitted transferee to the Holder; and (iv) such transfer shall be effected pursuant to transfer documents in a form approved by the Board of Directors. A permitted transferee may not further assign or transfer any such transferred Option otherwise than by will or the laws of descent and distribution. Following the transfer of an Option to a permitted transferee, such Option shall continue to be subject to the same terms and conditions that applied to it prior to its transfer by the Holder, except that it shall be exercisable by the permitted transferee to whom such transfer was made rather than by the transferring Holder. For the purposes of the Plan, the term "permitted transferee" means,

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     with respect to a Holder, (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Holder, including adoptive relationships, (ii) any person sharing the Holder's household (other than a tenant or an employee),
     (iii) a trust in which the persons described in clauses (i) and (ii) above have more than fifty percent of the beneficial interest, (iv) a foundation in which the Holder and/or persons described in clauses (i) and (ii) above control the management of assets, and (v) any other entity in which the Holder and/or persons described in clauses (i) and (ii) above own more than fifty percent of the voting interests.

          (g) AGREEMENT TO CONTINUE IN SERVICE. Each Holder shall agree to remain in the continuous service of the Company, at the pleasure of the Company's shareholders, at least until the earlier of one year after the date of the grant of any Option or the mandatory retirement of the Holder as a regular director because of age in accordance with Article III of the By-laws of the Company, at the retainer rate and fee schedule then in effect or at such changed rate or schedule as the Company from time to time may establish.

          (h) EXERCISE, PAYMENTS, ETC. Each stock option agreement shall provide that the method for exercising the Option granted thereby shall be by delivery to the President of the Company of, or by sending by United States registered or certified mail, postage prepaid, addressed to the Company (for the attention of its President) of, written notice signed by Holder specifying the number of shares of Common Stock with respect to which such Option is being exercised. Such notice shall be accompanied by the full amount of the purchase price of such shares. Any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above-stated. In addition to the foregoing, promptly after demand by the Company, the exercising Holder shall pay to the Company an amount equal to applicable withholding taxes, if any, due in connection with such exercise.

                                   ARTICLE IV

                                    [Deleted]

                                    ARTICLE V

                             AUTHORIZED COMMON STOCK

     5.01 COMMON STOCK. The total number of shares of Common Stock as to which Options may be granted pursuant to the Plan shall be 550,000, in the aggregate, except as such number of shares shall be adjusted from and after the Effective Date in accordance with the provisions of Section 5.02 hereof. If any outstanding Option under the Plan shall expire or be terminated for any reason before the end of the Option Period, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to the Plan. The Company shall, at all times during the life of any outstanding Options, retain as authorized and unissued Common Stock at least the number of shares from time to time included in the outstanding Options or otherwise assure itself of its ability to perform its obligation under the Plan.

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     5.02 ADJUSTMENTS UPON CHANGES IN COMMON STOCK. In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be increased or decreased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock in respect of which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to the Option shall be increased or decreased proportionately and the purchase price per share shall be increased or decreased proportionately so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.

     In the event of a reclassification of the Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Board of Directors of the Company shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section 5.02 shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

                                   ARTICLE VI

                               GENERAL PROVISIONS

     6.01 TERMINATION OF THE PLAN. The Plan shall terminate whenever the Board of Directors adopts a resolution to that effect. If not sooner terminated under the preceding sentence, the Plan shall wholly cease and expire at the close of business on July 25, 2006. After termination of the Plan, no Options shall be granted under this Plan, but the Company shall continue to recognize Options previously granted.

     6.02 AMENDMENT OF THE PLAN. Subject to the limitations set forth in this
Section 6.02, the Board of Directors may from time to time amend, modify, suspend or terminate the Plan. No such amendment, modification, suspension or termination shall (a) impair any Options theretofore granted under the Plan or deprive any Holder of any shares of Common Stock which he might have acquired through or as a result of the Plan, or (b) be made without the approval of the shareholders of the Company where such change would (i) increase the total number of shares of Common Stock which may be granted under the Plan or decrease the purchase price under the Plan (other than as provided in Section 5.02 hereof), (ii) materially alter the class of persons eligible to be granted Options under the Plan, (iii) materially increase the benefits accruing to Holders under the Plan or (iv) extend the term of the Plan or the Option Period.

     6.03 TREATMENT OF PROCEEDS. Proceeds from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

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     6.04 EFFECTIVENESS. This Plan became effective as of the Effective Date.
The Plan as amended and restated effective January 29, 2002, was approved and adopted by the Board of Directors on January 29, 2002, to be effective as of that date.

     6.05 PARAGRAPH HEADINGS. The paragraph headings included herein are only for convenience, and they shall have no effect on the interpretation of the Plan.

     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated 1988 Nonqualified Stock Option Plan for Non-Employee Directors on this 29th day of January, 2002, effective as of January 29, 2002.

                                  NOBLE AFFILIATES, INC.

                                  By /s/ Charles D. Davidson
                                     -------------------------------------------
                                  Name:  Charles D. Davidson
                                  Title: President and Chief Executive Officer

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